UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 19, 2023, uniQure N.V. (the “Company”) issued a press release announcing updates on its ongoing clinical trials of AMT-130 for the treatment of Huntington’s disease, as described in more detail in Item 8.01 below. The Company also announced that it will host an investor call and webcast beginning at 8:30 a.m. Eastern Time on the same date, during which the Company will discuss these interim updates. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The virtual event can be accessed via the Events and Presentations section of the Company’s website at https://www.uniqure.com/investors-media/events-presentations, and will be available for replay for 90 days following the event. The Company’s website and any information contained on the website are not incorporated into this Current Report on Form 8-K.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference.

Item 8.01	Other Events.

On December 19, 2023, the Company announced updated interim data from its ongoing clinical trials of AMT-130, a one-time administered investigational gene therapy for the treatment of Huntington’s disease. The interim data include up to 30 months of follow-up data from the 39 patients enrolled in the Company’s ongoing U.S. and European Phase I/II clinical trials.

In the multi-center, Phase I/II clinical trial of AMT-130 being conducted in the U.S., 26 patients with early-manifest Huntington’s disease have been enrolled, including an initial 10-patient low-dose cohort (6 treated patients, 4 control patients) with up to 30-months of follow-up data and a subsequent 16-patient high-dose cohort (10 treated patients, 6 control patients) with up to 18 months of follow-up data. Patients in the U.S. study were randomized to either treatment with AMT-130 or an imitation (sham) surgery. The U.S. trial consists of a blinded 12-month core study period followed by unblinded long-term follow-up period of five years for treated patients. Four of the six control patients in the high-dose cohort were crossed over to treatment following the initial 12-month core study period and the remaining two patients failed to meet the trial’s inclusion criteria.

In the multi-center, open-label, Phase I/II clinical trial of AMT-130 being conducted in Europe and the United Kingdom, 13 patients with the same early-manifest criteria for Huntington’s disease as the U.S. study have been enrolled. Six of these patients were treated with AMT-130 in the initial low-dose cohort and seven patients were treated in the subsequent high-dose cohort.

The combined U.S. and European interim data discussed in Item 8.01 of this Current Report on Form 8-K are subject to a September 30, 2023 cut off date and do not include outcome or biomarker data from the control patients who have crossed over to treatment with AMT-130 following the 12-month core study period.

Exploratory Interim Efficacy Data

Clinical and functional measurements for treated patients in each dose cohort were compared to baseline measurements as well as to control patients (for which up to 12 months of data is available) and a non-concurrent criteria-matched natural history cohort, which was developed by the Company in collaboration with the Cure Huntington’s Disease Initiative (CHDI) using the TRACK-HD natural history study of patients with early Huntington’s disease. The natural history cohort includes 31 patients that met the Company’s clinical trial inclusion criteria of Total Functional Capacity, Diagnostic Classification Level and minimum striatal volumes.

•	Updated interim clinical data through 30 months for the low-dose cohort and 18 months for the high-dose cohort show evidence of potential dose-dependent clinical benefit relative to the non-concurrent criteria-matched natural history cohort.

•	For patients receiving the high dose, neurological function as measured by composite Unified Huntington’s Disease Rating Scale (cUHDRS) and each of its individual components was preserved or improved at 18 months compared to pre-treatment baseline measurements.

•	For patients receiving the low dose, neurological function as measured by Total Motor Score (TMS) and Total Functional Capacity (TFC) was preserved at 30 months compared to pre-treatment baseline measurements.

•	When compared to the expected rate of decline from the a natural history cohort, AMT-130 showed favorable trends in cUHDRS, TFC and TMS:

o	cUHDRS: AMT-130 showed a favorable difference in cUHDRS of 0.39 points at 30 months and 1.24 points at 18 months for the low- and high-dose, respectively (baseline values: 14.1 in low-dose and 14.9 in high-dose).

o	TFC: AMT-130 showed a favorable difference in TFC of 0.95 points at 30 months in the low-dose and 0.49 points at 18 months in the high-dose (baseline values: 11.9 in low-dose and 12.2 in high-dose).

o	TMS: AMT-130 showed a favorable difference in TMS of 2.80 points at 30 months in the low-dose and 1.70 points in the high-dose at 18 months (baseline values: 13.3 in low-dose and 12.1 in high-dose).

Exploratory Interim Biomarkers and Volumetric Imaging Data

•	Neurofilament Light Chain (NfL): Mean CSF NfL for the low-dose cohort remained below baseline through month 30 and was 6.6% below baseline. Mean CSF NfL for the high-dose cohort also further declined and is near baseline at month 18. These data suggest a reduction in neurodegeneration when compared to an expected increase from baseline in CSF NfL based on natural history data. As expected, all patients treated with AMT-130 experienced a transient increase in CSF NfL related to the surgical procedure that peaked at approximately one month following the procedure and declined thereafter. These transient increases were not dose-dependent.

•	Mutant Huntingtin Protein (mHTT): Given AMT-130 is directly administered deep within the brain, the pharmacodynamics of mHTT in the CSF are not believed to be materially representative of mHTT in the targeted brain regions. Mean changes in mHTT levels measured in CSF samples compared to baseline continue to be variable and impacted by baseline levels near or below the lower limit of quantification.

•	Total Brain Volume: Changes in the total brain volume of patients treated with AMT-130 were observed after the surgical procedure and trended below natural history. The volumetric changes do not appear to be clinically meaningful or associated with protracted increases in neurodegeneration as measured by NfL.

Interim Safety and Tolerability Data

AMT-130 was generally well-tolerated, with a manageable safety profile at both the lower dose of 6x1012 vector genomes and the higher dose of 6x1013 vector genomes. The most common adverse events in the treatment groups were related to the surgical procedure.

There were four serious adverse events (SAEs) unrelated to AMT-130 (post-operative delirium, major depression, suicidal ideation and epistaxis) in the low-dose cohort, six unrelated SAEs in the high-dose cohort (back pain, hypothermia, post procedural hematoma, post-lumbar puncture syndrome (n=2) and pulmonary embolism), and one SAE (deep vein thrombosis) in the control group. In addition, there were four AMT-130-related serious adverse events in the high-dose cohort (central nervous system (CNS) inflammation (n=3), and severe headache (1) that, retrospectively, also was attributable to CNS inflammation).

Patients with symptomatic CNS inflammation improved with glucocorticoid medication. Patients with symptomatic CNS inflammation improved with glucocorticoid medication. Additionally, six high-dose patients have received perioperative steroids with the administration of AMT-130 to reduce the risk of inflammation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions and the negatives of those terms. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this report. Examples of these forward-looking statements include, but are not limited to, statements concerning: the potential clinical and functional effects of AMT-130, including as an important treatment option for patients with Huntington’s disease; the Company’s plans with respect to the clinical development of AMT-130 and regulatory pathways; the Company’s use of a natural history cohort as a basis for comparison with respect to the efficacy of AMT-130; and the utility of mHTT and NfL in CSF as an effective biomarker for target engagement. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: risks related to the Company’s Phase I/ll clinical trials of AMT-130, including the risk that such trials will be unable to demonstrate efficacy data sufficient to support further clinical development and the risk that interim data from the trials may not be predictive of later data readouts; risks related to the Company’s financial position and share price, including the Company’s ability to raise sufficient capital to support further development of its clinical programs, as needed and on acceptable terms; risks related to the Company’s reliance on third parties to conduct, supervise, and monitor its preclinical studies and clinical trials and to manufacture components of its drug product, including the clinical trials for AMT-130; and the Company’s ability to obtain, maintain and protect its intellectual property. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities & Exchange Commission (“SEC”), including its Annual Report on Form 10-K filed with the SEC on February 27, 2023, its Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2023, August 1, 2023 and November 7, 2023, and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of uniQure N.V. dated December 19, 2023

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: December 19, 2023	By:	/s/ Jeannette Potts
Jeannette Potts
Chief Legal and Compliance Officer